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                                                                     EXHIBIT 4.3

            AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

     This Amendment dated as of March 15, 2003 by and among the financial institutions whose signatures appear below (individually a "Bank," collectively the "Banks"), Comerica Bank, as Administrative Agent for the Banks (in such capacity, "Agent") and Olympic Steel, Inc., an Ohio corporation (the "Company").

                                    RECITALS

     A. Company, Agent and Comerica Bank, Fifth Third Bank and Standard Federal Bank N.A., Fleet Capital Corporation and KeyBank National Association are parties to that certain Amended and Restated Credit Agreement dated as of December 30, 2002, as previously amended ("Credit Agreement").

     B. Company, the Banks and Agent desire to amend the Credit Agreement as set forth below.

     Now therefore, the parties agree as follows:

     1. The reference to "March 31, 2003" in Section 7.20(a) of the Credit Agreement is changed to June 30, 2003

     2. The reference to "March 15, 2003" in Section 7.20(b) of the Credit Agreement is changed to "June 30, 2003."

     3. Except as expressly modified hereby, all the terms and conditions of the Credit Agreement shall remain in full force and effect.

     4. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties made by Company set forth in Sections 6.1 through
6.19 and 6.21 through 6.24 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.20 of the Credit Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1 of the Credit Agreement; and
(d) no Default or Event of Default has occurred and is continuing as of the date hereof.

     5. Capitalized terms used but not defined herein shall have the meaning set forth in the Credit Agreement.

     6. This Amended may be signed in counterparts.





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     WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,                         OLYMPIC STEEL, INC.
as Agent


By: /s/                                By: /s/
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Its: /s/                               Its: /s/
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SWING LINE BANK:                       COMERICA BANK


                                       By: /s/
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                                       Its: /s/
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ISSUING BANK:                          COMERICA BANK


                                       By: /s/
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                                       Its: /s/
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BANKS:                                 COMERICA BANK


                                       By: /s/
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                                       Its: /s/
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